Exhibit 99.1

Investor Contact:       Jessica Hazel

(615) 235-4367

Media Contact:         Heidi Pearce

(615) 235-4135

CRACKER BARREL REPORTS THIRD QUARTER FISCAL 2021 RESULTS

Declares Quarterly Dividend

Delivers Sequential Improvement in Operating Income Margin Compared to Fiscal 2021 Second Quarter

LEBANON, Tenn. – May 25, 2021 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the third quarter of fiscal 2021 ended April 30, 2021.

Third Quarter Fiscal 2021 Highlights

•	The Company continued its sales recovery during the third quarter with both restaurant and retail comparable store sales improvements compared to the second quarter. Driven by the reopening of dining rooms and strategic sales initiatives, the Company further rebuilt its sales volumes.

o	Versus the third quarter of fiscal 2019[1], comparable store restaurant sales decreased 8.6% and comparable store retail sales increased 10.8%.

o	Comparable store off-premise sales grew 144.0% compared to the third quarter of 2019[1] and represented approximately 23% of restaurant sales.

•	GAAP operating income in the third quarter was $52.5 million, or 7.4% of total revenue, and adjusted[2] operating income was $55.7 million, or 7.8% of total revenue.

•	GAAP net income was $33.5 million, or 4.7% of total revenue. EBITDA was $82.8 million, or 11.6% of total revenue; this represented an 84% sequential improvement compared to fiscal 2021 second quarter EBITDA of $45.0 million.

•	GAAP earnings per diluted share were $1.41, and adjusted[2] earnings per diluted share were $1.51.

•	The Company’s Board of Directors declared a quarterly dividend of $1.00 per share on the Company’s common stock payable on August 6, 2021 to shareholders of record on July 16, 2021.

Commenting on the third quarter results, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “The pace of our sales and margin recovery in the quarter exceeded expectations as we welcomed guests back into our dining rooms and our off-premise business remained strong. I’m pleased with the way our teams continue to deliver on our mission of Pleasing People as they care for guests and care for one another. As the ongoing recovery from the pandemic brings us closer to 2019 sales levels, I am confident our solid execution, unique brand, and the strategic initiatives implemented during the pandemic will support growth in long-term shareholder value.”

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Cracker Barrel Reports Third Quarter Fiscal 2021 Results

May 25, 2021

Third Quarter Fiscal 2021 Results

Revenue

The Company reported total revenue of $713.4 million for the third quarter of fiscal 2021, representing an increase of 64.9% compared to the third quarter of the prior year, and a decrease of 3.5% compared to the third quarter of 2019. With the easing of dining room capacity restrictions, average weekly sales volumes increased significantly, driven by improvements in dine-in traffic, retained off-premise volumes, and strong retail performance. Cracker Barrel average per-store restaurant sales volumes grew from approximately $55,500 per fiscal week in fiscal January to approximately $70,000 per fiscal week in April.

Cracker Barrel comparable store restaurant and retail sales growth versus fiscal February, March, April, and the third quarter of fiscal 20191 and versus the third quarter of fiscal 2020 as a whole were as follows:

	Versus FY19 Comparable Period[1]				Versus FY20 Comparable Period
	Month Ended 2/26/21	Month Ended 3/26/21	Month Ended 4/30/21	Third Quarter Ended 4/30/21	Third Quarter Ended 4/30/21
Comparable restaurant sales	-16.2%	-8.5%	-3.1%	-8.6%	56.5%
Comparable retail sales	-8.6%	16.3%	20.1%	10.8%	102.8%

Operating Income (EBIT)

GAAP operating income in the third quarter was $52.5 million, or 7.4% of total revenue. Excluding the approximately $3.2 million in non-cash amortization related to the gains on the previously disclosed sale-leaseback transactions, adjusted2 operating income was $55.7 million, or 7.8% of total revenue. Sales recovery was the primary driver of the improved operating income trend over the course of fiscal 2021 year-to-date.

Net Income, EBITDA and Earnings per Diluted Share

GAAP net income was $33.5 million, or 4.7% of total revenue, and EBITDA was $82.8 million, or 11.6% of total revenue, in the third quarter. GAAP earnings per diluted share were $1.41, and adjusted2 earnings per diluted share were $1.51.

Quarterly Dividend Declared

The Company’s Board of Directors declared a quarterly dividend to common shareholders of $1.00 per share, payable on August 6, 2021 to shareholders of record on July 16, 2021.

“I am pleased that our strong third quarter performance enabled us to restart our dividend program in keeping with our history of prudent capital management and allocation. As it always does, our Board will evaluate our capital structure and allocation priorities as we move past the pandemic and into our next fiscal year,” said Ms. Cochran.

Fiscal 2021 Fourth Quarter Outlook

The Company is providing the following selected components of its fiscal 2021 fourth quarter outlook:

•	Total revenues of approximately flat to fiscal 2019 fourth quarter total revenues.

•	Continued sequential improvement in operating income margin above fiscal 2021 third quarter operating income margin.

•	Commodity inflation of approximately 5.0% and wage inflation on a constant mix basis of between 3.0% and 3.5%.

•	Capital expenditures of approximately $25 million.

•	Effective tax rate for the quarter in the range of 11% to 12%.

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Cracker Barrel Reports Third Quarter Fiscal 2021 Results

May 25, 2021

Additionally, the Company now expects to repay up to a total of $500 million of its third-party borrowings for the 2021 fiscal year, including up to $165 million during the fourth quarter.

The Company reminds investors that its outlook for fiscal 2021 reflects a number of assumptions, many of which are outside the Company’s control, and a continued uncertain environment occasioned by the pandemic and increasing food and wage inflationary pressures.

1 For the purpose of comparing to fiscal 2019, comparable stores are defined as restaurants open a full 30 months before the beginning of the applicable period.

2 For Non-GAAP reconciliations, please refer to the Reconciliation of GAAP-basis operating results to non-GAAP operating results section of this release.

Fiscal 2021 Third Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The on-line replay will be available at 2:00 p.m. (ET) and continue through June 8, 2021.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) provides a caring and friendly home-away-from-home experience while offering guests high-quality homestyle food to enjoy in-store or to-go and unique shopping — all at a fair price. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate more than 660 company-owned Cracker Barrel Old Country Store® locations in 45 states and own the fast-casual Maple Street Biscuit Company. For more information about the Company, visit crackerbarrel.com.

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Cracker Barrel Reports Third Quarter Fiscal 2021 Results

May 25, 2021

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q3 FY 2021 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of COVID-19 on our business, financial condition and results of operations and of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: risks and uncertainties associated with the COVID-19 pandemic, including the duration of the COVID-19 pandemic and its ultimate impact on our business, levels of consumer confidence in the safety of dine-in restaurants, restrictions (including occupancy restrictions) imposed by governmental authorities, the effectiveness of cost saving measures undertaken throughout our operations, disruptions to our operations as a result of the spread of COVID-19 in our workforce, and our increased level of indebtedness, or constraints on our expenditures or cash management, brought on by additional borrowing necessitated by the COVID-19 pandemic; general or regional economic weakness, business and societal conditions, and weather on sales and customer travel; discretionary income or personal expenditure activity of our customers; information technology-related incidents, including data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors, or actions of third parties; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; uncertain performance of acquired businesses, strategic investments and other initiatives that we may pursue now or in the future; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers' compensation, group health and utility price changes; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of our food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; our ability to enter successfully into new geographic markets that may be less familiar to us; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity or our ability to manage the impact of social media associated with these activities; economic or psychological effects of natural disasters or unforeseen events such as terrorist acts, social unrest or war and the military or government responses to such events; disruptions to our restaurant or retail supply chain, including as a result of COVID-19; changes in foreign exchange rates affecting our future retail inventory purchases; the impact of activist shareholders; our reliance on limited distribution facilities and certain significant vendors; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America ("GAAP"); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Third Quarter Fiscal 2021 Results

May 25, 2021

CRACKER BARREL OLD COUNTRY STORE, INC. CONDENSED CONSOLIDATED INCOME STATEMENT (Unaudited and in thousands, except share and per share amounts, percentages and ratios)

	Third Quarter Ended			Nine Months Ended
			Percentage			Percentage
	4/30/21	5/1/20	Change	4/30/21	5/1/20	Change
Total revenue	$713,416	$432,544	65%	$2,037,039	$2,027,727	0%
Cost of goods sold, (exclusive of depreciation and rent)	205,379	137,138	50	629,507	629,159	0
Labor and other related expenses	250,368	189,118	32	714,418	737,209	(3)
Other store operating expenses	167,823	138,920	21	495,968	473,466	5
General and administrative expenses	37,356	28,008	33	110,877	106,025	5
Gain on sale and leaseback transaction	0	0		(217,722)	0
Impairment and store disposition	0	18,336		0	18,336
Operating income (loss)	52,490	(78,976)	166	303,991	63,532	378
Interest expense	9,614	5,298	81	31,144	12,383	152
Income (loss) before income taxes	42,876	(84,274)	151	272,847	51,149	433
Provision for income taxes (income tax benefit)	9,406	(55,220)	117	54,697	(33,752)	262
Loss from unconsolidated subsidiary	0	(132,878)		0	(142,442)
Net income (loss)	$33,470	$(161,932)	121	$218,150	$(57,541)	479

Earnings (loss) per share – Basic:	$1.41	$(6.81)	122	$9.20	$(2.41)	482
Earnings (loss) per share – Diluted:	$1.41	$(6.81)	121	$9.17	$(2.41)	480

Weighted average shares:
Basic	23,725,185	23,777,916	(0)	23,718,777	23,922,360	(1)
Diluted	23,807,410	23,777,916	0	23,788,005	23,922,360	(1)

Ratio Analysis
Total revenue:
Restaurant	79.8%	83.3%		78.8%	80.4%
Retail	20.2	16.7		21.2	19.6
Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold, (exclusive of depreciation and rent)	28.8	31.7		30.9	31.0
Labor and other related expenses	35.1	43.7		35.1	36.4
Other store operating expenses	23.5	32.1		24.3	23.3
General and administrative expenses	5.2	6.5		5.5	5.3
Gain on sale and leaseback transaction	0.0	0.0		(10.7)	0.0
Impairment and store disposition	0.0	4.3		0.0	0.9
Operating income (loss)	7.4	(18.3)		14.9	3.1
Interest expense	1.4	1.2		1.5	0.6
Income (loss) before income taxes	6.0	(19.5)		13.4	2.5
Provision for income taxes (income tax benefit)	1.3	(12.8)		2.7	(1.7)
Loss from unconsolidated subsidiary	0.0	(30.7)		0.0	(7.0)
Net income (loss)	4.7%	(37.4)%		10.7%	(2.8)%

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Cracker Barrel Reports Third Quarter Fiscal 2021 Results

May 25, 2021

CRACKER BARREL OLD COUNTRY STORE, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited and in thousands, except share amounts)

	4/30/21	5/1/20
Assets
Cash and cash equivalents	$384,587	$363,330
Accounts receivable	27,070	12,476
Inventories	132,382	146,279
Prepaid expenses and other current assets	49,826	35,323
Property and equipment, net	983,192	1,151,624
Operating lease right-of-use assets, net	984,317	455,179
Intangible assets	21,391	19,460
Other assets	55,469	45,844
Goodwill	4,690	6,364
Total assets	$2,642,924	$2,235,879

Liabilities and Shareholders’ Equity
Accounts payable	$113,665	$88,052
Other current liabilities	335,285	265,374
Long-term debt	575,349	940,000
Long-term operating lease liabilities	753,792	456,273
Other long-term obligations	116,219	93,565
Deferred income taxes	100,501	406
Shareholders’ equity, net	648,113	392,209
Total liabilities and shareholders’ equity	$2,642,924	$2,235,879
Common shares issued and outstanding	23,726,372	23,693,981

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Cracker Barrel Reports Third Quarter Fiscal 2021 Results

May 25, 2021

CRACKER BARREL OLD COUNTRY STORE, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENT
(Unaudited and in thousands)

	Nine Months Ended
	4/30/21	5/1/20
Cash flows from operating activities:
Net income (loss)	$218,150	$(57,541)
Loss from unconsolidated subsidiary	0	142,442
Depreciation and amortization	80,932	88,292
Loss on disposition of property and equipment	2,669	5,083
Gain on sale and leaseback transaction	(217,722)	0
Impairment	0	19,000
Share-based compensation	7,188	4,171
Noncash lease expense	41,601	47,045
Amortization of asset recognized from gain on sale and leaseback transactions	9,551	0
(Increase) decrease in inventories	6,709	8,906
Increase (decrease) in accounts payable	10,161	(46,045)
Net changes in other assets and liabilities	53,298	(124,121)
Net cash provided by operating activities	212,537	87,232
Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(44,115)	(82,645)
Proceeds from sale of property and equipment	149,910	1,827
Notes receivable from unconsolidated subsidiary	0	(35,500)
Acquisition of business, net of cash acquired	(1,500)	(32,971)
Net cash provided by (used in) investing activities	104,295	(149,289)
Cash flows from financing activities:
Net (payments) proceeds from long-term debt	(335,049)	540,000
(Taxes withheld) from issuance of share-based compensation awards	(2,127)	(2,005)
Purchases and retirement of common stock	0	(55,007)
Deferred financing costs	(420)	0
Dividends on common stock	(31,645)	(94,485)
Net cash (used in) provided by financing activities	(369,241)	388,503

Net increase (decrease) in cash and cash equivalents	(52,409)	326,446
Cash and cash equivalents, beginning of period	436,996	36,884
Cash and cash equivalents, end of period	$384,587	$363,330

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Cracker Barrel Reports Third Quarter Fiscal 2021 Results

May 25, 2021

CRACKER BARREL OLD COUNTRY STORE, INC.
Supplemental Information (Unaudited)

	Third Quarter Ended
	4/30/21	5/1/20
Net Change in Company-Owned Units During Quarter:
Cracker Barrel	1	3
Maple Street Biscuit Company	1	0
Company-Owned Units in Operation at End of Quarter:
Cracker Barrel	664	664
Maple Street Biscuit Company	37	28

	Third Quarter Ended		Nine Months Ended
	4/30/21	5/1/20	4/30/21	5/1/20
Total revenue*: (In thousands)
Restaurant	$559,391	$355,521	$1,578,896	$1,615,907
Retail	143,967	72,166	431,113	397,213
Total revenue	$703,358	$427,687	$2,010,009	$2,013,120

Cost of goods sold* (exclusive of depreciation and rent): (In thousands)
Restaurant	$136,280	$92,997	$405,591	$412,467
Retail	66,862	42,904	217,908	212,776
Total cost of goods sold	$203,142	$135,901	$623,499	$625,243

Average unit volume*: (In thousands)
Restaurant	$842.5	$535.7	$2,380.1	$2,442.9
Retail	216.8	108.7	649.9	600.5
Total	$1,059.3	$644.4	$3,030.0	$3,043.4

Operating weeks*:	8,632	8,628	25,871	25,797

Note*: This information is for Cracker Barrel stores only and excludes Maple Street Biscuit Company and Holler & Dash

	Q3 2021 vs. Q3 2020	9 mo. 2021 vs. 9 mo. 2020
Comparable Cracker Barrel store sales period to period increase (decrease):
Restaurant	56.5%	(2.6)%
Retail	102.8%	8.4%

Number of Cracker Barrel locations in comparable store base	658	655

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Cracker Barrel Reports Third Quarter Fiscal 2021 Results

May 25, 2021

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-basis operating results to non-GAAP operating results

(Unaudited and in thousands, except per share amounts)

Adjusted Operating Income and Earnings Per Share

In the accompanying press release, the Company makes reference to its third quarter fiscal 2020 and fiscal 2021 adjusted operating income and earnings per share. In regards to fiscal 2021, this reconciliation excludes the gain on sale of assets from the sale-leaseback transaction that closed in the first quarter, non-cash amortization of the asset recognized from the gains on sale-leaseback transactions, expenses related to the proxy contest initiated by affiliates of Sardar Biglari in connection with the Company's 2020 annual meeting of shareholders, and the related tax impacts of these items. In regards to fiscal 2020, this reconciliation excludes non-cash asset impairment charges related to store assets, expenses related to COVID-19, an impairment charge related to its equity investment in Punch Bowl Social and the related tax impacts of these items. The Company believes excluding these items from its financial results provides investors with an enhanced understanding of the Company's financial results. This information is not intended to be considered in isolation or as a substitute for operating income or earnings per share information prepared in accordance with GAAP.

	Third Quarter Ended April 30, 2021			Nine Months Ended April 30, 2021
	As Reported	Adjustment	As Adjusted	As Reported	Adjustments	As Adjusted
		(1) (2)			(1) (3) (4) (5)
Total Revenue	$713,416	-	$713,416	$2,037,039	-	$2,037,039
Store operating expense	623,570	(3,183)	620,387	1,839,893	(9,551)	1,830,342
General and administrative expense	37,356	-	37,356	110,877	(5,154)	105,723
Gain on sale-leaseback	-	-	-	(217,722)	217,722	-
Operating income	52,490	3,183	55,673	303,991	(203,017)	100,974
Interest expense	9,614	-	9,614	31,144	-	31,144
Income before income taxes	42,876	3,183	46,059	272,847	(203,017)	69,830
(Income tax benefit) Provision for income taxes	9,406	748	10,154	54,697	(53,760)	937
Net income	$33,470	$2,435	$35,905	$218,150	($149,257)	$68,893
Earnings per share – basic	$1.41	$0.10	$1.51	$9.20	($6.29)	$2.90
Earnings per share – diluted	$1.41	$0.10	$1.51	$9.17	($6.27)	$2.90

(1) Adjusted for the non-cash amortization of asset recognized from the gain on sale-leaseback transactions.

(2) Adjusted for the tax impacts of (1) above.

(3) Adjusted for proxy contest-related expenses.

(4) Adjusted for the gain on sale of assets related to the sale-leaseback transaction.

(5) Adjusted for the tax impacts of (1), (3), and (4) above.

	Third Quarter Ended May 1, 2020			Nine Months Ended May 1, 2020
	As Reported	Adjustment	As Adjusted	As Reported	Adjustments	As Adjusted
		(1) (2)			(1) (2)
Total Revenue	$432,544	-	$432,544	$2,027,727	-	$2,027,727
Store operating expense	465,176	(3,947)	461,229	1,839,834	(3,947)	1,835,887
Impairment	18,336	(18,336)	-	18,336	(18,336)	-
General and administrative expense	28,008	(3,122)	24,886	106,025	(3,122)	102,903
Operating income (loss)	(78,976)	25,405	(53,571)	63,532	25,405	88,937
Interest expense	5,298	-	5,298	12,383	-	12,383
Income (loss) before income taxes	(84,274)	25,405	(58,869)	51,149	25,405	76,554
(Income tax benefit) Provision for income taxes	(55,220)	39,321	(15,899)	(33,752)	41,569	7,817
Loss from unconsolidated subsidiary	(132,878)	132,878	-	(142,442)	142,442	-
Net income (loss)	$(161,932)	$118,962	$(42,970)	$(57,541)	$126,278	$68,737

Earnings (loss) per share – basic	$(6.81)	$5.00	$(1.81)	$(2.41)	$5.28	$2.87
Earnings (loss) per share – diluted	$(6.81)	$5.00	$(1.81)	$(2.41)	$5.28	$2.87

(1) Adjusted for non-cash impairment charges related to store assets, expenses related to COVID-19, and impairment charge related to the Company’s equity investment in its unconsolidated subsidiary, Punch Bowl Social. This adjustment does not excluded from the Company’s results the approximately $17 million one-time payment the Company made to its hourly store employees during the third quarter of 2020 to provide short-term financial assistance as their hours were being reduced as a result of dining room closures.

(2) These adjustments include the tax impacts on the actual tax benefits recorded in the Condensed Consolidated Income Statement, including the deferral of recognition for the tax benefits of capital loss on impairment of the unconsolidated subsidiary.

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Cracker Barrel Reports Third Quarter Fiscal 2021 Results

May 25, 2021

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-basis operating results to non-GAAP operating results (Unaudited and in thousands)

EBITDA

In the accompanying press release, the Company makes reference to its third quarter fiscal 2021 EBITDA. The Company defines EBITDA as net income excluding depreciation and amortization, non-cash amortization of the asset recognized from the gains on sale-leaseback transaction, interest expense and tax expense. This information is not intended to be considered in isolation or as a substitute for net income prepared in accordance with GAAP.

	Second Quarter Ended January 29, 2021	Third Quarter Ended April 30, 2021
Net Income	$14,000	$33,470
(+) Depreciation & amortization	27,419	27,162
(+) Amortization of asset recognized from the gains on sale-leaseback transaction	3,184	3,183
(+) Interest expense	10,815	9,614
(+) Tax expense (benefit)	(10,420)	9,406
EBITDA	$44,998	$82,835

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